UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2010
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HOOKER FURNITURE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	000-25349	54-0251350
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

440 East Commonwealth Boulevard, Martinsville, Virginia	24112	(276) 632-0459
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2010, Hooker Furniture Corporation (the “Company”) entered into an employment agreement with Bruce R. Cohenour, the Company’s Executive Vice President of Marketing, in connection with Mr. Cohenour’s promotion to president of the Company’s casegoods division. Under the agreement, Mr. Cohenour will receive:

•	an initial annual base salary of $300,000 for the remainder of 2010, an increase from $252,000 a year, subject to adjustment by the Compensation Committee of the Company’s Board of Directors;

•
a single lump-sum payment of $200,000, which was paid on June 8, 2010 and which is subject to forfeiture if Mr. Cohenour ceases to be employed by the Company before December 31, 2010 for any reason other than death, disability or termination by the Company without cause;

•	an annual bonus determined by the Compensation Committee; and

•	other benefits as provided under the Company’s benefit plans.

For the Company’s fiscal year ending January 30, 2011 (fiscal 2011), the amount of Mr. Cohenour’s bonus will be determined in accordance with the Company’s annual cash incentive compensation plan, and will be:

•
A base incentive of 0.60% of the pre-tax income of the Company’s wood and metal furniture division in excess of a specified threshold amount, based on the Company’s audited year-end financial statements for fiscal 2011;

•	Plus or minus an individual performance factor of up to 12.5% of his base incentive, based on his performance with respect to individual performance goals.

If Mr. Cohenour is terminated without cause during the term of the agreement, he will be entitled to receive his then current salary for twelve months and may be entitled to receive a pro-rated payment under the Company’s annual cash incentive compensation plan. Upon Mr. Cohenour’s disability, his compensation will continue for six months, and up to an additional 23 months (for a total of 29 months) at the Company’s discretion. Upon Mr. Cohenour’s death, the Company will be obligated to pay his estate an amount equal to his pro-rated annual bonus.

The agreement includes certain confidentiality, non-disclosure, non-compete and non-solicitation requirements. The foregoing description of Mr. Cohenour’s employment agreement is qualified in its entirety by reference to the agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 10.1	Employment Agreement between Bruce R. Cohenour and Hooker Furniture Corporation, dated June 8, 2010.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNITURE CORPORATION

Date: June 10, 2010	By:	/s/ Paul A. Huckfeldt
Paul A. Huckfeldt
Corporate Controller and Chief Accounting Officer